Exhibit 99.j




            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" within the Prospectus and "Shareholder Services - Statements and Reports", "General Information - Independent Registered Public Accounting Firm" and "Financial Statements and Report of Independent Registered Public Accounting Firm" within the Statement of Additional Information and to the use of our reports dated November 25, 2015 relating to the financial statements of Limited Duration High Income Portfolio for the fiscal year ended September 30, 2015, and December 30, 2015 relating to the financial statements of Intermediate Bond Portfolio, Credit Long/Short Portfolio, Tax-Aware Fixed Income Portfolio and High Yield Portfolio for the fiscal year ended October 31, 2015, each a portfolio of AB Bond Fund, Inc., which are incorporated by reference in this Post-Effective Amendment No. 143 to the Registration Statement (Form N-1A No. 2-48227) of AB Bond Fund, Inc.

                                                           /s/ ERNST & YOUNG LLP


New York, New York
January 27, 2016